UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 28, 2007

Commission file number 333-113658

Sensus Metering Systems (Bermuda 2) Ltd.	Sensus Metering Systems Inc.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Bermuda	98-0413362	Delaware	51-0338883
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8601 Six Forks Road, Suite 300, Raleigh, North Carolina 27615

(Address of principal executive offices) (Zip Code)

(919) 845-4017

(Registrants’ telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 28, 2007, Sensus Metering Systems Inc. (the “Company”) announced that the Board of Directors of the Company appointed Alfred C. Giammarino to serve as the Company’s Chief Financial Officer, effective as of December 1, 2007. At 51 years of age, Mr. Giammarino has more than 30 years of accounting and financial management experience and previously served, from May 2004 to September 2007, as Executive Vice President and Chief Financial Officer of Stratos Global Corporation. Prior to that, beginning in July 2000, he served as Senior Vice President and Chief Financial Officer, International and Information Services, of Verizon Communications, Inc.

In connection with this appointment, Mr. Giammarino has entered into an employment agreement with the Company, effective as of December 1, 2007. A copy of Mr. Giammarino’s employment agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Additionally, in connection with his appointment, Mr. Giammarino will receive a grant of options in the amount of 50,000 shares of Class B common stock of Sensus Metering Systems (Bermuda 1) Ltd. (“Bermuda 1”). The options will be service time vested over five years from the date of grant, provided that no vesting occurs prior to the second anniversary of the date of grant. In addition, the vesting of the options may accelerate upon the occurrence of certain stated liquidity events. The options will have an exercise price of $5.50 per share. Mr. Giammarino will receive an additional grant of options in the amount of 25,000 shares of Bermuda 1 Class B common stock on December 1, 2008 on substantially the same terms as the grant discussed above. The grants to Mr. Giammarino will be made in accordance with and subject to the terms and conditions of the Sensus Metering Systems 2007 Stock Option Plan (the “Option Plan”). The Company expects to enter into option agreements with Mr. Giammarino substantially in the form of the Company’s Notice of Stock Option Grant and Nonqualified Stock Option Agreement (together, the “Option Agreement”). Copies of the Option Plan and the Option Agreement were filed as Exhibits 10.1 and 10.2, respectively, to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007 and are incorporated herein by reference.

There is no arrangement or understanding between Mr. Giammarino and any other person pursuant to which Mr. Giammarino was selected as an officer of the Company. There are no relationships or related party transactions involving Mr. Giammarino or any member of his immediate family required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release relating to Mr. Giammarino’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Employment and Non-Interference Agreement, dated as of December 1, 2007, between Alfred Giammarino and Sensus Metering Systems Inc.

Exhibit 99.1	Press release announcing the appointment of Alfred Giammarino as Chief Financial Officer dated November 28, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSUS METERING SYSTEMS (BERMUDA 2) LTD.

Dated: November 28, 2007	By:	/s/ Peter Mainz
	Name:	Peter Mainz
	Title:	Chief Operating Officer

SENSUS METERING SYSTEMS INC.

Dated: November 28, 2007	By:	/s/ Peter Mainz
	Name:	Peter Mainz
	Title:	Chief Operating Officer